UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 13, 2012

SS&C Technologies Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34675	71-0987913
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Lamberton Road, Windsor, CT		06095
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (860) 298-4500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Fiscal 2012 Base Salaries

On March 13, 2012, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of SS&C Technologies Holdings, Inc. (the “Company”) authorized and approved the following fiscal 2012 base salaries for the named executive officers of the Company, effective as of January 1, 2012: William C. Stone, Chairman and Chief Executive Officer - $750,000; Normand A. Boulanger, President and Chief Operating Officer - $450,000; Patrick J. Pedonti, Senior Vice President and Chief Financial Officer - $260,000; and Stephen V. R. Whitman, Senior Vice President and General Counsel - $225,000.

Fiscal 2011 Cash Bonuses

On March 13, 2012, the Compensation Committee authorized and approved the payment of cash bonuses for the 2011 fiscal year to the Company’s named executive officers in the following amounts: Mr. Stone - $2,500,000; Mr. Boulanger - $1,250,000; Mr. Pedonti - $550,000; and Mr. Whitman - $325,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SS&C TECHNOLOGIES HOLDINGS, INC.

Date: March 19, 2012	By:	/s/ Patrick J. Pedonti
Patrick J. Pedonti Senior Vice President and Chief Financial Officer